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EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in the Registration Statements on Form S-8 and Form S-3 under the Securities Act of 1933 of Paul-Son Gaming Corporation and Subsidiaries ("Paul-Son") of our report dated March 22, 2002, except for Note 17, which is dated April 11, 2002 insofar as such report relates to the financial statements of Etablissements Bourgogne et Grasset S.A. contained in the current report on Form 8-K under the Securities Exchange Act of 1934 of Paul-Son dated September 12, 2002.

Mazars LLP
New York, N.Y.
September 24, 2002

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  EXHIBIT 23.1